UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2009 (February 19, 2009)

FREESCALE SEMICONDUCTOR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32241	20-0443182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of Principal Executive Offices, including Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously announced, on February 10, 2009, Freescale Semiconductor, Inc. (the “Company”) extended invitations to eligible holders of its existing notes to participate in new incremental term loans under its senior secured credit facility. At the same time, the Company extended invitations to existing lenders under its senior secured credit facility for cash commitments in the incremental term loans. As of 5:00 p.m., New York City time, on Thursday, February 19, 2009, none of the existing lenders delivered cash commitments to participate in the new incremental term loans of the Company. As a result, the aggregate principal amount of incremental term loans available to eligible holders in the pending note invitations is $1,000,000,000, including the incremental term loans payable as compensation to certain of the Company’s advisors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, INC.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: February 20, 2009